EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into effective the 1st day of February, 2011, by and between Karen Midtlyng, a resident of the State of Montana (“Employee”), and Bakken Resources, Inc., a Nevada corporation having its principal office at 1425 Birch Ave., Suite A, Helena, MT 59601 (the “Company”).

R E C I T A L S:

WHEREAS, the Company is an oil, gas, and precious metals exploration company headquartered in Helena, Montana;

WHEREAS, the Company desires to employ Employee, and Employee desires to accept such employment, pursuant to the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the promises, mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the Company and the Employee do hereby agree as follows:

1.

Employment and Duties.  The Company hereby agrees to employ Employee in the role of the Company’s Secretary, and Employee hereby accepts such employment with the Company on the terms and conditions set forth herein.  Employee shall perform all activities and services as the Company’s Secretary, which shall include duties and responsibilities as the Company’s Board of Directors may from time-to-time reasonably prescribe consistent with the duties and responsibilities of the Secretary of the Company (the “Services”).  Employee shall use  her best efforts to make herself available to render such Services to the best of her abilities.  The Services shall be performed in a good professional and workmanlike manner by Employee, to the Company’s reasonable satisfaction, which shall include duties and responsibilities as the Company’s Secretary.  Employee shall be considered an executive officer for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.

Performance.  The Employee accepts the employment described in Section 1 of this Agreement and agrees to devote all of his business time and efforts to the faithful and diligent performance of the services described herein, including the performance of such other services and responsibilities as the Company may, from time to time, stipulate.

3.

Term.  The term of employment under this Agreement shall commence on February 1, 2011 (the "Commencement Date") and shall remain in effect for a period of two (2) years, ending on February 1, 2013, unless sooner terminated hereunder (the "Employment Period").

4.

Salary and Benefits.  For all the services to be rendered by the Employee hereunder, the Company agrees to pay, during the Employment Period, a salary at a rate of Seventy Two Thousand Dollars ($72,000), payable in the manner and frequency in which the Company's payroll is customarily handled.

5.

Personal Days.  The Employee shall be entitled to take fifteen (15) personal business days of absence for each twelve months under this agreement.  Such personal days will be counted toward vacation, with pay, and sick days.  All vacation shall be taken during the year at such time or times as may be approved by the majority of the Board of Directors.

6.

Indemnification.  In consideration of Employee's services as an employee of the Company, the Company shall indemnify the Employee against any and all expenses (including reasonable attorneys' fees and disbursements) ("Expenses"), judgments, fines, amounts paid in the settlement and any other liabilities incurred by reason of the fact that the Employee is or was an employee and/or officer of the Company, to the fullest extent permitted by Illinois law, as it exists now or hereafter may be amended.  In addition, the Company will advance to the Employee any and all Expenses incurred by Employee in (a) defending any suit or other proceeding to which the Employee is, or is threatened to be made, a party by reason of the Employee being (or having been) an employee of the Company or an officer of the Company, and (b) successfully prosecuting any suit or other proceeding to enforce the Employee rights under this agreement.  Such advancement of Expenses shall be made to the Employee in immediately available funds within twenty (20) days of the Company's receipt from the Employee of (a) a statement reasonable detailing the Expenses for which advancement is requested, and (b) an undertaking by the Employee or on the Employee's behalf to repay such advancement of Expenses if it is ultimately determined by a final judicial decision from which there is no further right to appeal that the Employee is not entitled to be indemnified for such Expenses under this agreement or otherwise.  The indemnification and advancement of Expenses provided by this Agreement shall inure to the benefit of the Employee's heirs and legal representatives.  Notwithstanding anything to the contrary in this Agreement, the rights granted to the Employees by the Company herein shall continue to be valid, binding and enforceable both before and after the Employee has ceased to be an employee of the Company.  The rights granted to the Employee by the Company in this Agreement shall not be deemed exclusive of, or in limitation of, any rights to which the Employee may be entitled under Illinois law, the Company's certificate of limitation or bylaws, or otherwise the Employee shall be presumed to be entitled to indemnification for any act or omission covered in this Agreement, except for acts of intentional misconduct or gross negligence.  The burden of proof of establishing that the Employee is not entitled to indemnification because of the failure to fulfill any legal requirement shall be on the Company.

7.

Termination.

The Company shall have the option to terminate the Employment Period, effective upon written notice of such termination to the Employee, for Just Cause.  For purposes of this Agreement, the term "Just Cause" shall mean the occurrence of any one or more of the following events:  (a) the death or permanent total disability of the Employee or his absence from employment by reason of illness or incapacity for a period of twelve (12) consecutive weeks; (b) the breach by the Employee of his covenants under this Agreement; (c)

the commission by the Employee of theft or embezzlement of Company property or other acts of dishonesty; (d) the commission by the Employee of a crime resulting in injury to the business, property or reputation of the Company or any affiliate of the Company or commission of other significant activities harmful to the business or reputation of the Company or any affiliate of the Company; (e) the commission of an act by the Employee in the performance of his duties hereunder determined by the Board of Directors of the Company to amount to gross, willful, or wanton negligence; (f) the willful refusal to perform or substantial neglect of the duties assigned to the Employee pursuant to Sections1 and 2 hereof; (g) any significant violation of any statutory or common law duty of loyalty to the Company; or (h) other legally sufficient cause.

Death.  In the event Employee’s employment is terminated due to the death of Employee:

(a)

Employee (or Employee’s estate) shall be paid (a) his Annual Salary through the end of the month in which his death occurred and (b) any unpaid expense reimbursement that might have accrued prior to Employee’s death; and

(b)

Any Securities held in the name of Employee, or any portion thereof, may be exercised to the extent Employee was entitled to do so at the time of the Employee’s death, by his or her executor or administrator or other person entitled by law to the Employee’s rights under the Securities, at any time within six (6) months subsequent to the date of death, at which time the Securities shall expire.

8.

Surrender of Properties.  Upon termination of the Employee's employment with the Company, regardless of the cause therefore, the Employee shall promptly surrender to the Company all property provided her by the Company for use in relation to his employment, and, in addition, the Employee shall surrender to the Company any and all sales materials, lists of customers and prospective customers, price lists, files, patent applications, records, models, or other materials and information of or pertaining to the Company or its customers or prospective customers or the products, business, and operations of the Company.

9.

Inventions and Secrecy.  Except as otherwise provided in this Section 9, the Employee: (a) shall promptly disclose to the Company all inventions, ideas, devices, and processes made or conceived by her alone or jointly with others, from the time of entering the Company's employ until such employment is terminated, relevant or pertinent in any way, whether directly or indirectly, to the Company's business or production operations or resulting from or suggested by any work which he may have done for the Company or at its request; (b) shall, at all times during his employment with the Company, assist the Company in every proper way (entirely at the Company's expense) to obtain and develop for the Company's benefit patents on such inventions, ideas, devices and processes, whether or not patented; and (c) shall do all such acts and execute, acknowledge and deliver all such instruments as may be necessary or desirable in the opinion of the Company to vest in the Company the entire interest in such inventions, ideas, devices, and processes referred to above.  The foregoing to the contrary notwithstanding, the Employee shall not be required to assign or offer to assign to the Company any of the Employee's rights in any invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on the Employee's own time, unless; (a) the invention related to, (i) the business of the Company, or (ii) the Company's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the Employee for the Company.  The Employee acknowledges his prior receipt of written notification of the limitation set forth in the preceding sentence on the Employee's obligation to assign or offer to assign to the Company the Employee's rights in inventions.

10.

Confidentiality of Information; Duty of Non-Disclosure.

(a)

"Trade Secrets" shall include, but not be limited to, the proprietary information of the Company encompassed in all of the Company's drawings, secret processes, patents, designs, plans, financial information, costs, pricing, electronic data, data bases, computer programs, any other data developed by you or others in the Company, processes and techniques used by the Company including, without limitation, such processes and techniques which are outlined in seminar materials, articles, tapes and client and subscriber working relations, corporate clients, subscribers, referral sources and any other contact persons to whom the Employee is introduced or obtains the name while employed by the Company, practices of the Company or any of its customers lists or other written records of the Company and all concepts or ideas in or reasonably related to the business of the Company that have not previously been publicly released by duly authorized representatives of the Company.  Any information of the Company which is not readily available to the public shall be considered a trade secret unless the Company advises Employee otherwise in writing.  "Confidential Information" shall mean (i) all information that is not a Trade Secret and that is proprietary to the Company, and (ii) all confidential information of any client of the Company including, without limitation, financial information, trade secrets, business plans, processes and any other material submitted to the Company by a client.

(b)

Employee hereby covenants and agrees not to disclose to others, or take or use for his own purposes or purposes of others, during the Employment Period or thereafter, any Trade Secrets, Confidential Information, knowledge, data or know-how of the Company relating to the business of the Company, whether or not the work product of the Employee, unless they become publicly known through legitimate origins or was independently developed or discovered by a third party or unless Employee is required by law, court order or in connection with any litigation to which he may be a party to disclose such information.

(c)

Employee agrees that all of the Company's Trade Secrets, Confidential Information, documents, reports, drawings, designs, plans, tools, equipment, proposals, and marketing and sales plans that are or come into his possession by reason of his engagement as an employee of the Company are the property of the Company and he shall not deliver, reproduce or in any way allow documents, things or reproductions to be delivered or used by any parties outside of the ordinary course of Company business without specific written direction or consent the Company.  Employee shall return all of the Company's property to the Company at the request of the Company.

(d)

Employee acknowledges that the Trade Secrets and Confidential Information are of a special, unique, unusual, extraordinary and intellectual character, which gives them a particular value, a loss of which cannot be reasonably or adequately compensated in damages in an action at law.

(e)

The Employee agrees and acknowledges that the Company does not have any adequate remedy at law for the breach or threatened breach by the Employee of his covenant, and agrees that the Company shall be entitled to injunctive relief to bar the Employee from such breach or threatened breach in addition to any other remedies which may be available to the Company at law or in equity.

11.

Non-Competition/Non-Solicitation.

(a)

During Employment Period.  During the Employment Period, the Employee shall not, without the prior written consent of the Company, which consent may be withheld at the sole discretion of the Company, engage in any other business activity, which activity directly or indirectly competes with the business of the Company, for gain, profit, or other pecuniary advantage (excepting the investment of funds in such form or manner as will not require any services on the part of the Employee in the operation of the affairs of the companies in which such investments are made) or engage in or in any manner be connected or concerned, directly or indirectly, whether as an officer, director, stockholder, partner, owner, employee, creditor, or otherwise, with the operation, management, or conduct of any business that competes  with or is of a nature similar to that of the Company.

(b)

Following Termination of Employment Period.  Within the one (1) year  period immediately following the later of the end of the Employment Period or termination of the Employee's employment with the Company, provided that such termination is for Just Cause, the Employee shall not, without the prior written consent of the Company, which consent may be withheld at the sole discretion of the Company: (i) solicit, contact, interfere with, or divert any customer served by the Company, or any prospective customer identified by or on behalf of the Company, during the Employee's employment with the Company; or (ii) solicit any person then or previously employed by the Company to join the Employee, whether as a partner, agent, employee or otherwise, in any enterprise engaged in a business similar to the business of the Company being conducted at the time of such termination.

12.

General Provisions.

(a)

Goodwill.  The Company has invested substantial time and money in the development of its products, services, territories, advertising and marketing thereof, soliciting clients and creating goodwill.  By accepting employment with the Company, the Employee acknowledges that the customers are the customers of the Company, and that any goodwill created by the Employee belongs to and shall inure to the benefit of the Company.

(b)

Notices.  Any notice required or permitted hereunder shall be made in writing (i) either by actual delivery of the notice into the hands of the party thereunder entitled, or (ii) by the mailing of the notice in the United States mail, certified or registered mail, return receipt requested, all postage prepaid and addressed to the party to whom the notice is to be given at the party's respective address set forth below, or such other address as the parties may from time to time designate by written notice as herein provided.

As addressed to the Company:

Bakken Resources Inc.

P.O. Box 1839

Helena, MT 59624

As addressed to the Employee:

Karen S. Midtlyng

225 Greenwood Drive

Helena, MT 59601

The notice shall be deemed to be received in case; (i) on the date of  its actual receipt by the party entitled thereto and in case, (ii) on the date which is five (5) days following its mailing.

(c)

Amendment and Waiver.  No amendment or modification of this Agreement shall be valid or binding upon the Company unless made in writing and signed by an officer of the Company duly authorized by the Board of Directors or upon the Employee unless made in writing and signed by her.  The waiver by the Company of the breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by her.

(d)

Entire Agreement.  This Agreement constitutes the entire Agreement between the parties with respect to the Employee's duties and compensation as an Employee of the Company, and there are no representations, warranties, agreements or commitments between the parties hereto with respect to his employment except as set forth herein.

(e)

Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois.

(f)

Severability.  If any provision of this Agreement shall, for any reason, be held unenforceable, such provision shall be severed from this Agreement unless, as a result of such severance, the Agreement fails to reflect the basic intent of the parties.  If the Agreement continues to reflect the basic intent of the parties, then the invalidity of such specific provision shall not affect the enforceability of any other provision herein, and the remaining provisions shall remain in full force and effect.

(g)

Assignment.  The Employee may not under any circumstances delegate any of his rights and obligations hereunder without first obtaining the prior written consent of the Company.  This Agreement and all of the Company's rights and obligations hereunder may be assigned or transferred by it, in whole or in part, to be binding upon and inure to the benefit of any subsidiary or successor of the Company.

IN WITNESS WHEREOF, this Agreement is approved by the Board of Directors and entered into on the day and year first above written.

COMPANY:

BAKKEN RESOURCES, INC.

By: /s/ Val M. Holms

Val M. Holms, CEO/President

EMPLOYEE:

By: /s/ Karen S. Midtlyng

Karen S. Midtlyng